Phunware Reports Third Quarter 2025 Financial Results

Consistent Product Revenue, Customer Momentum and Strong Liquidity Positioning the Company for New AI Technology Integration and Corporate Initiatives

AUSTIN, Texas – November 6, 2025 – Phunware, Inc. (“Phunware”, or the “Company”) (NASDAQ: PHUN), the enterprise cloud platform for mobile that provides products, solutions, data, and services for brands to engage, manage and monetize global audiences, today reported financial results for the third quarter ended September 30, 2025.

Financial Highlights

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Net revenue decreased 6.5% to $0.6 million in Q3 2025, as compared to $0.7 million in Q3 2024.
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Gross margin was 46.1% in Q3 2025, as compared to 48.4% in Q3 2024.
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Net loss improved to $2.4 million for the three months ended September 30, 2025, as compared to $2.8 million in the previous year period.
•
Net loss per share improved to ($0.12) in Q3 2025, as compared to ($0.25) per share in Q3 2024.
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Net cash used in operations decreased to $9.3 million for the nine months ended September 30, 2025, as compared to $10.6 million for the previous year period.
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Cash and cash equivalents of $103.8 million at September 30, 2025.

Recent Business Highlights

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Appointed Mr. Jeremy Krol as Interim CEO and to the Board of Directors.
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Announced December 17, 2025, as the date for its 2025 Annual Meeting of Stockholders, with October 23, 2025, set as the record date for stockholders entitled to vote.
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Forward momentum continues as sales pipeline opportunities created increased quarter over quarter.
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Continued advancement of AI Concierge, a context-aware agent that personalizes the guest journey through real-time wayfinding, Q&A, and on-property recommendations - currently in pilot testing with a trusted hospitality partner.
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Investments in sales and marketing increased from our pullback in 2024, including investing in brand & performance marketing spending, a new website expected to launch in Q4 2025 and the addition of senior marketing and product leadership as we continue to focus on the hospitality and healthcare sectors.

Management Commentary

“The third quarter of 2025 was underscored by progress toward the launch of our new AI Concierge product and steady revenue as we continue to advance our investment in AI,” said Jeremy Krol, Interim CEO of Phunware. “Earlier this year we announced our new AI Concierge product feature and Guest Services Agent product with features to help hoteliers unlock additional revenue by utilizing AI in their hospitality applications. AI Concierge functionalities will serve as a human-like interface in our mobile apps for customers to enhance customer engagement with users, providing customers with innovative opportunities to further monetize their products and services with users. We are running an AI Concierge pilot testing program with an existing customer in their mobile application and are delighted by the initial positive response. We look forward to measuring its impact on user engagement and customer insights.”

“Looking ahead, we are highly focused on adding more AI-related features and functionalities within our current product offerings and are working with other customers to launch pilot testing programs for our AI Concierge. Our team is continuing internal development and testing of our Guest Services Agent to provide information and book reservations at restaurants located on customer properties. Expanding business and sales initiatives, including new sales consultants, are ramping momentum in our existing products and building interest in our upcoming AI features and functionalities. To support our strategy, we continue to have ample liquidity to invest in our product development and sales initiatives, as well as the deployment of capital for organic and inorganic growth," concluded Krol.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET LOSS TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(2,409)	$(2,760)	$(9,276)	$(7,683)
Add back: Depreciation	3	4	11	12
Add back: Interest expense	9	10	23	126
Less: Interest income	(1,077)	(381)	(3,290)	(760)
EBITDA	(3,474)	(3,127)	(12,532)	(8,305)
Add back: Stock-based compensation	134	242	338	1,532
Less: Gain on extinguishment of debt	-	-	-	(535)
Adjusted EBITDA	$(3,340)	$(2,885)	$(12,194)	$(7,308)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware uses forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
PHUN@mzgroup.us
www.mzgroup.us

Phunware Media Contact:
Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us

Phunware, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)

	September 30,	December 31,
	2025	2024
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents	$103,783	$112,974
Accounts receivable, net of allowance for credit losses of $113 and $166 as of September 30, 2025 and December 31, 2024, respectively	350	276
Digital currencies	127	103
Prepaid expenses and other current assets	583	406
Total current assets	104,843	113,759
Non-current assets:
Property and equipment, net	13	24
Right-of-use asset, net	626	840
Other assets	158	158
Total non-current assets	797	1,022
Total assets	$105,640	$114,781

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,177	$3,754
Accrued expenses	152	148
Deferred revenue	1,290	1,034
Lease liability	335	313
PhunCoin subscription payable	1,202	1,202
Total current liabilities	6,156	6,451
Deferred revenue	793	528
Lease liability	366	619
Total noncurrent liabilities	1,159	1,147
Total liabilities	7,315	7,598
Commitments and contingencies	-	-
Stockholders' equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,197,456 shares issued and 20,187,326 shares outstanding as of September 30, 2025 and 20,166,665 shares issued and 20,156,535 shares outstanding as of December 31, 2024	2	2
Treasury stock	(502)	(502)
Additional paid-in capital	421,421	421,003
Accumulated deficit	(322,596)	(313,320)
Total stockholders' equity	98,325	107,183
Total liabilities and stockholders' equity	$105,640	$114,781

Phunware, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net revenue	$622	$665	$1,765	$2,597
Cost of revenue	335	343	929	1,281
Gross profit	287	322	836	1,316
Operating expenses:
Sales and marketing	800	619	2,386	1,671
General and administrative	2,308	2,281	8,562	7,051
Research and development	679	612	2,462	1,592
Total operating expenses	3,787	3,512	13,410	10,314
Operating loss	(3,500)	(3,190)	(12,574)	(8,998)
Other income (expense):
Interest expense	(9)	(10)	(23)	(126)
Interest income	1,077	381	3,290	760
Gain on extinguishment of debt	-	-	-	535
Other income, net	23	59	31	146
Total other income	1,091	430	3,298	1,315
Loss before taxes	(2,409)	(2,760)	(9,276)	(7,683)
Income tax expense	-	-	-	-
Net loss	(2,409)	(2,760)	(9,276)	(7,683)
Net loss per share, basic and diluted	$(0.12)	$(0.25)	$(0.46)	$(0.88)
Weighted-average shares used to compute net loss per share, basic & diluted	20,182,247	11,104,174	20,174,508	8,755,908

Phunware, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Operating activities
Net loss	$(9,276)	$(7,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	-	(535)
Stock-based compensation	338	1,532
Other adjustments	235	653
Changes in operating assets and liabilities:
Accounts receivable	(71)	(561)
Prepaid expenses and other assets	(177)	(2,759)
Accounts payable and accrued expenses	(573)	(457)
Lease liability payments	(268)	(560)
Deferred revenue	521	(43)
Net cash used in operating activities from continued operations	(9,271)	(10,413)
Net cash used in operating activities from discontinued operations	-	(177)
Net cash used in operating activities	(9,271)	(10,590)
Investing activities
Net cash for investing activities	-	-
Financing activities
Proceeds from sales of common stock, net of issuance costs	80	42,193
Net cash provided by financing activities	80	42,193

Net (decrease) increase in cash and cash equivalents	(9,191)	31,603
Cash and cash equivalents at the beginning of the period	112,974	3,934
Cash and cash equivalents at the end of the period	$103,783	$35,537

Supplemental disclosure of cash flow information
Interest paid	$23	$22
Income taxes paid	$23	$40
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$-	$4,505
Issuance of common stock for payment of bonuses and consulting fees	$-	$35